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                                   EXHIBIT 5.1

                              OPINION RE: LEGALITY



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        G A R Y   S T E V E N   F I N D L E Y   &   A S S O C I A T E S

Gary Steven Findley*       A PROFESSIONAL CORPORATION                 Telephone
Thomas Q. Kwan                  ATTORNEYS AT LAW                 (714) 630-7136
Laura Dean-Richardson                                                Telecopier
Debra L. Barbin             1470 NORTH HUNDLEY STREET            (714) 630-7910
         --------          ANAHEIM, CALIFORNIA  92806            (714) 630-2279
*A Professional Corporation

                                January 21, 2000

Centennial First Financial Services
218 East State Street
Redlands, California 92373

Re:    Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the Redlands Centennial Bank 1990 Stock Option Plan, of 157,356 shares of Centennial First Financial Services no par value common stock ("Common Stock") issuable upon the exercise of stock options granted under the Redlands Centennial Bank 1990 Stock Option Plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Redlands Centennial Bank 1990 Stock Option Plan referred to in the S-8 Registration Statement, be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration
Statement.

                                       Respectfully submitted,

                                       GARY STEVEN FINDLEY & ASSOCIATES

                                       By:    /s/ Gary Steven Findley

                                       Gary Steven Findley
                                       Attorney at Law


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